UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549


                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                                   ----------

        Date of Report (Date of earliest event reported): August 20, 2008


                           COMMUNITY BANKSHARES, INC.

Incorporated under the    Commission File No. 001-12341        I.R.S. Employer
laws of South Carolina                                        Identification No.
                                                                  57-0966962

                               102 Founders Court

                        Orangeburg, South Carolina 29118

                             Telephone: 803-535-1060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))



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Section 8 - Other Events

Item 8.01 Other Events

         On June 25, 2008, the Registrant entered into an Agreement and Plan of Merger among the Registrant, Community Resource Bank, N.A., the Registrant's wholly-owned subsidiary (the "Bank"), and First Citizens Bank and Trust Company, Inc. ("FCB"), providing for the merger of the Registrant and the Bank with and into FCB (the "Merger"). FCB will be the surviving corporation of the Merger.

         The Merger received the required approvals of the South Carolina State Board of Financial Institutions, which was granted July 11, 2008, and the Federal Deposit Insurance Corporation, which was granted July 31, 2008. The FDIC approval required a 15 calendar day waiting period, which expired August 15, 2008. No other regulatory approvals are required for the Merger.

         The Merger must also be approved by the shareholders of Registrant at a special meeting which is expected to be held in October, 2008.

         In connection with the proposed merger, Registrant will file a proxy statement with the Securities and Exchange Commission (SEC). INVESTORS AND SHAREHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement (when available), as well as other filings containing information about Registrant at the SEC's internet site (http://www.sec.gov). Free copies of the proxy statement, when available, and Registrant's filings with the SEC may also be obtained from Registrant by directing a request to Community Bankshares, Inc., 102 Founders' Court, Orangeburg, South Carolina 29118, Attention: William W. Traynham.






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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          COMMUNITY BANKSHARES, INC.
                                          (Registrant)



Date:  August 20, 2008                    s/William W. Traynham
                                          --------------------------------------
                                          William W. Traynham
                                          President and Chief Financial Officer